EXHIBIT 1.2

Parkway Properties, Inc.
$75,000,000
Shares of Common Stock
EQUITY DISTRIBUTION AGREEMENT
Dated: December 23, 2009

i

EXHIBITS

Exhibit A	—	Form of Placement Notice
Exhibit B	—	Authorized/Designated Individuals for Placement Notices and Acceptances
Exhibit C	—	Compensation
Exhibit D	—	Subsidiaries of the Company
Exhibit E-1	—	Form of Opinion of Company Counsel
Exhibit E-2	—	Form of Tax Opinion of Company Counsel
Exhibit E-3	—	Form of Opinion of Special Maryland Counsel
Exhibit F-1	—	Officer Certificate of the Company
Exhibit F-2	—	Officer Certificate of the Partnership
Exhibit G	—	Issuer Pricing Free Writing Prospectus

ii

Parkway Properties, Inc.
$75,000,000
Shares of Common Stock
EQUITY DISTRIBUTION AGREEMENT
December 23, 2009
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     Parkway Properties, Inc., a Maryland corporation (the “Company”) and Parkway Properties LP, a Delaware limited partnership (the “Partnership”) confirm their agreement (this “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as follows:
     SECTION 1. Description of Securities.
     The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Merrill Lynch, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $75,000,000 (the “Maximum Amount”). The Company agrees that if it determines that Merrill Lynch will purchase any Securities on a principal basis, then it will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and Merrill Lynch covering such purchase. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate market value of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Merrill Lynch shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Merrill Lynch will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company hereby reserves the right to issue and sell securities other than through or to Merrill Lynch during the term of this Agreement, subject to the notice provision contained in Section 7(k) hereof.
     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-156050), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Merrill Lynch, for use by Merrill Lynch, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.
     The Company has also entered into separate equity distribution agreements (each an “Alternative Distribution Agreement” and collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with each of J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and Morgan Keegan & Company, Inc. (each an “Alternative Manager” and collectively, the “Alternative Managers”).
     SECTION 2. Placements.
     (a) Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Merrill Lynch by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Merrill Lynch set forth on Exhibit B, as such Exhibit B may be amended from time to time. If Merrill Lynch wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Merrill

Lynch will, prior to 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such Placement Notice is delivered to Merrill Lynch, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Merrill Lynch set forth on Exhibit B) setting forth the terms that Merrill Lynch is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Merrill Lynch until the Company delivers to Merrill Lynch an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Merrill Lynch set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Merrill Lynch’s acceptance of the terms of the Placement Notice or upon receipt by Merrill Lynch of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities have been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) the Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to Merrill Lynch in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. Notwithstanding the foregoing, in the event the Company engages Merrill Lynch for a sale of Securities that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act Regulations, the Company and Merrill Lynch will agree to compensation that is customary for Merrill Lynch with respect to such transactions. It is expressly acknowledged and agreed that neither the Company nor Merrill Lynch will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Merrill Lynch and either (i) Merrill Lynch accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
     (b) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of any Securities and, by notice to Merrill Lynch given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Securities, and Merrill Lynch shall not be obligated to offer or sell any Securities, (i) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in paragraph (c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings

Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
     (c) If the Company wishes to offer, sell or deliver Securities on any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to Merrill Lynch (with a copy to counsel to Merrill Lynch) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Merrill Lynch, and obtain the consent of Merrill Lynch to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Merrill Lynch with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Section 7 hereof; respectively, (iii) afford Merrill Lynch the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission, upon such events the provisions of clause (iii) of Section 2(b) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 7 hereof and (B) this Section 2(c) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(b), which shall have independent application.
     SECTION 3. Sale of Placement Securities by Merrill Lynch.
     Subject to the provisions of Section 6(a), Merrill Lynch, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Merrill Lynch will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Merrill Lynch pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Merrill Lynch (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Merrill Lynch may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made by means of ordinary brokers’ transactions on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Merrill Lynch may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
     SECTION 4. Suspension of Sales. The Company or Merrill Lynch may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.
     SECTION 5. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Partnership. The Company and the Partnership hereby jointly and severally represent and warrant to Merrill Lynch as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of each Applicable Time and Settlement Date, and agrees with Merrill Lynch, as follows:
     (1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company or the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective (each, an “Effective Date”) and as of the date of this Agreement, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act then in effect. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act Regulations (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties set forth in Section 5(a)(1) of this Agreement shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with the Agent Content (as defined in Section 10(b)).
     The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Merrill Lynch (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.
     Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein or deemed to be a part thereof that has not been superseded or modified, or taken together with the Prospectus included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
     Each document incorporated by reference in the Registration Statement or the Prospectus (the “Incorporated Documents”) when such Incorporated Documents were filed with the Commission, complied in all material respects with the requirements of the Exchange Act in effect at the time of such filing, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, comply in all material respects with the requirements of the Exchange Act; and each such Incorporated Document when it was filed did not or when it is filed will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (2) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations and otherwise complied with the requirements of Rule 163 of the Securities Act Regulations, including without limitation the legending requirement.
     (3) Accuracy of Statements in Prospectus. The statements in the Prospectus under the headings “Description of Capital Stock”, “Description of Common Stock”, “Description of Preferred Stock”, “Description of Warrants”, “Certain Provisions of Maryland Law and Our Charter and Bylaws”, “Material United States Federal Income Tax Consequences”, and “Plan of Distribution” (other than the Agent Content), and the information in the Registration Statement under Item 15, in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required by the Securities Act Regulations to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
     (4) Distribution of Offering Material by the Company. The Company has not distributed and, prior to the later of the last Applicable Time and the completion of Merrill Lynch’s distribution of Securities, will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Merrill Lynch as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Merrill Lynch.
     (5) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Partnership and constitutes the legal, valid and binding obligation of the Company and the Partnership enforceable against the Company and the Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity.
     (6) Authorization of the Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Securities being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Securities being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance. The form of certificate representing the Common Stock complies with all applicable legal requirements, the requirements of the Company’s charter and by-laws, and the requirements of the NYSE.
     (7) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, or any other U.S. or non U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
     (8) No Private Issuances of Common Stock. Except as disclosed in the Registration Statement and the Prospectus, the Company has not issued or sold any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulation D or S of the Securities Act.
     (9) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise disclosed therein: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the results of operations or earnings, business affairs, business prospects, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Partnership and the Subsidiaries, considered as one entity (any such change is called a “Material Adverse Effect”); (ii) the Company, the Partnership and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Partnership or, except for dividends paid to the Company or other subsidiaries, any of the Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (10) Independent Accountants. (i) KPMG LLP, who has expressed its opinion with respect to the financial statements for the twelve-month period ending December 31, 2008 and (ii) Ernst & Young LLP, who has expressed its opinion with respect to the financial statements for the twelve-month periods ending December 31, 2006 and 2007, including in each case, the related notes thereto, and any supporting schedules filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.
     (11) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company, the Partnership and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (“GAAP”), except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement and the Prospectus. The financial data set forth in the Prospectus under the caption “Capitalization” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus. The Company’s ratio of earnings to fixed charges and preferred stock dividends set forth in the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act Regulations. Any information contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.
     (12) Subsidiaries. The only subsidiaries of the Company and the Partnership are the subsidiaries listed on Exhibit D hereto under the heading “Subsidiaries”; and the only significant subsidiaries (as defined in Rule 405 under the Securities Act Regulations) (the “Significant Subsidiaries”) of the Company and the Partnership are the subsidiaries listed on Exhibit D under the heading “Significant Subsidiaries” (collectively, the “Subsidiaries”).
     (13) Incorporation and Good Standing of the Company, the Partnership and the Subsidiaries. Each of the Company, the Partnership and the Significant Subsidiaries has been duly organized and is validly existing as a corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization. Each Subsidiary (other than the Significant Subsidiaries) has been duly organized and is validly existing as a corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, except as would not result in a Material Adverse Effect. Each of the Company, the Partnership and each of the Subsidiaries has full power and authority (corporate and other) to own or lease, as the case may be, operate and encumber its properties and to conduct its business as described in the Registration Statement and Prospectus, and in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company, the Partnership and the Subsidiaries is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, result in a Material Adverse Effect; and, other than the Subsidiaries, the Company owns no stock or other beneficial interest in any corporation, partnership, joint venture or other business entity.
     (14) Ownership Interests in the Partnership and Subsidiaries. All of the issued and outstanding general partnership interests in the Partnership and all of the issued and outstanding capital stock or ownership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and are wholly-owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. All of the issued and outstanding limited partnership interests in the Partnership have been duly authorized and are validly issued, fully paid and nonassessable and are majority owned by the Company directly or indirectly through its Subsidiaries.
     (15) Capitalization. As of the date hereof, (A) 67,600,000 shares of Common Stock were authorized for issuance, of which 21,624,228 shares were issued and outstanding, (B) 2,400,000 shares of Series D Preferred Stock, par value $.001 per share (the “Preferred Stock”) were authorized for issuance, all of which were issued and outstanding, and (C) 30,000,000 shares of Excess Stock, par value $.001 per share, were authorized for issuance, none of which were issued or outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Common Stock. All of the issued and outstanding shares of capital stock of the Company, all the issued and outstanding partnership interests in the Partnership, and all ownership interests in each Subsidiary have been offered, sold and issued by such entity in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Prospectus, there is no outstanding option, warrant or other right requiring the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or equity interests in the Partnership or any Subsidiary or any security convertible into or exchangeable for such shares or interests.
     (16) Listing. The Shares have been approved for listing on the NYSE, subject only to official notice of issuance.
     (17) Non-Contravention of Agreements; No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement by each of the Company and the Partnership and consummation of the transactions contemplated hereby, by the Prospectus (i) have been duly authorized by all necessary corporate or limited partnership action, as applicable, and will not result in any Default under the charter or by-laws of the Company, the certificate of limited partnership or agreement of limited partnership of the Partnership or any organizational document of any subsidiary thereof, (ii) will not conflict with or constitute a breach of, or default (or, with the giving of notice or lapse of time, would be in default) (“Default”) or a Debt Repayment Triggering Event (as define below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any of the Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Partnership or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Partnership or any of the Subsidiaries or any of their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by each of the Company and the Partnership and consummation of the transactions contemplated hereby, by the Prospectus, except such as have been obtained or made by each of the Company and the Partnership and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Company or the Partnership or any of the Subsidiaries.
     (18) Compliance with Law; No Defaults. The Company, the Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; the Company, the Partnership and the Subsidiaries are not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and no other party under any such agreement or instrument to which the Company, the Partnership or any of the Subsidiaries are a party is, to the knowledge of the Company, in default in any material respect thereunder; and the Company, the Partnership and the Subsidiaries are not in violation of their respective articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement or other organizational documents, as the case may be.
     (19) Due Authorization of Partnership Agreement. The Agreement of Limited Partnership of the Partnership, including any amendments thereto (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by all partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.
     (20) No Liabilities or Obligations. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company, the Partnership and the Subsidiaries have not incurred any liabilities or obligations, direct or contingent; or entered into any transactions, not in the ordinary course of business, that are material to the Company, the Partnership and the Subsidiaries on a consolidated basis; and there has not been any material change in the capital stock or structure, short-term debt or long-term debt of the Company, the Partnership and the Subsidiaries; or any Material Adverse Effect; and, except for regular dividends on the Company’s Common Stock, in amounts per share that are consistent with past practice or the charter documents of the Company and the minimum dividends required by the Company’s Charter, as amended, or the Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (21) No Material Actions or Proceedings. Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company, the Partnership, any of the Subsidiaries or any of their respective officers or directors is a party, or of which any of their properties or other assets is the subject, before or by any court or governmental agency or body, that is reasonably likely to result in any Material Adverse Effect.
     (22) Labor Matters. No labor problem or dispute with the employees of the Company, the Partnership or any of the Subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.
     (23) Timeliness of Commission Filings. During the period of at least the last twenty four (24) calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other materials required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.
     (24) Completeness of Commission Filings. There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Securities Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.
     (25) Intellectual Property Rights. The Company, the Partnership and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted.

     (26) Licenses, Certificates and Permits. The Company, the Partnership and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and are in compliance with the terms and conditions of such licenses, certificates and permits; and the Company, the Partnership and the Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Company, the Partnership or any Subsidiary, would have a Material Adverse Effect.
     (27) Title to Properties. Each of the Company, the Partnership and the Subsidiaries have good and marketable title to the properties and assets, as described in the Prospectus (the “Properties”), owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Partnership and the Subsidiaries on a consolidated basis. The Company, the Partnership and the Subsidiaries have valid, subsisting and enforceable leases for the Properties as leased by the Company, the Partnership and the Subsidiaries with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company, the Partnership and the Subsidiaries. No tenant under any of the leases pursuant to which the Company, the Partnership or any of the Subsidiaries lease the Properties has an option or right of first refusal to purchase the premises demised under such lease. The use and occupancy of each of the Properties comply in all material respects with all applicable codes and zoning laws and regulations; the Company, the Partnership and the Subsidiaries have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the Properties; and the Company, the Partnership and the Subsidiaries have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the Properties.
     (28) No Claims. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company, the Partnership, any of the Subsidiaries and any person that would give rise to a valid claim against the Company, the Partnership, any of the Subsidiaries or Merrill Lynch for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.
     (29) No Conversion into Equity. The mortgages and deeds of trust encumbering the properties and assets described or referred to in the Prospectus are not convertible into the equity of the Company or any Subsidiary.
     (30) Tax Returns. Each of the Company, the Partnership and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due. No tax deficiency has been asserted against the Company, the Partnership or any Subsidiary, nor, does the Company or the Partnership know of any tax deficiency which is likely to be asserted against the

Company, the Partnership or any Subsidiary; all tax liabilities, if any, are adequately provided for on the respective books of the entities in all material respects.
     (31) Tax Classification of the Partnership. The Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal tax purposes throughout the period from its formation through the date hereof.
     (32) Company Not an “Investment Company”. Neither the Company, the Partnership or any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (33) Insurance. Each of the Company, the Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.
     (34) No Restrictions on Dividends. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Partnership, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company or the Partnership any loans or advances to such Subsidiary from the Company or the Partnership or from transferring any of such Subsidiary’s property or assets to the Company, the Partnership or any other Subsidiary of the Company or the Partnership, except as described in or contemplated by the Prospectus.
     (35) No Price Stabilization or Manipulation. The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities.
     (36) Disclosure of Related Party Transactions. No transaction has occurred between or among the Company, the Partnership or any Subsidiaries, on one hand, and any of their officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in and is not described or incorporated by reference in the Registration Statement and the Prospectus.
     (37) No Related Party Loans. Except as otherwise described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Partnership or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of their family members.

     (38) Internal Controls and Procedures. The Company, the Partnership and the Subsidiaries maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act Regulations, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (39) No Material Weakness in Internal Controls. Except as disclosed in the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (40) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act Regulations), which (i) are designed to ensure that material information relating to the Company, the Partnership and the Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
     (41) Maintenance of Title Insurance. Title insurance in favor of the Company, the Partnership or the Subsidiaries is maintained with respect to each of the properties owned by them in an amount at least equal to the cost of acquisition of such property, except, in each case, where the failure to maintain such title insurance is not reasonably likely to have a Material Adverse Effect.
     (42) Condition of the Business. Since the date of the last audited financial statements included or incorporated by reference in the Registration Statement and the

Prospectus, except as described therein, (i) there has not been any Material Adverse Effect; (ii) neither the Company, the Partnership nor any of the Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) neither the Company, the Partnership nor any of the Subsidiaries has undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business.
     (43) Compliance with Law. The Company, the Partnership and the Subsidiaries are conducting their respective businesses in material compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.
     (44) No Conflict with Money Laundering Laws. The operations of each of the Company, the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company, the Partnership and the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (45) No Unlawful Contributions or Other Payments. None of the Company, the Partnership or the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company, the Partnership or the Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and each of the Company, the Partnership and the Subsidiaries, and to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

     (46) No Conflict with OFAC Laws. None of the Company, the Partnership or the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company, the Partnership or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company, the Partnership or the Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (47) REIT Qualification. Commencing with its taxable year ended December 31, 1997, the Company has continuously been organized and operating in conformity with the requirements for qualification as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s current and proposed organization and method of operation will permit it to meet and to continue to meet the requirements for taxation as a “real estate investment trust” under the Code for its current taxable year and thereafter. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.
     (48) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares, except in each case for such rights as have been duly waived.
     (49) Company Not a Broker or Dealer. None of the Company, the Partnership or any of the Subsidiaries, and if operated in the manner described in the Prospectus, as amended or supplemented, none will be, a “broker” within the meaning of Section 3(a)(4) of the Exchange Act or a “dealer” within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.
     (50) Environmental Matters. Except as otherwise described in the Prospectus, neither the Company, the Partnership nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any of the Company’s properties, except in material compliance with applicable laws; except as disclosed in the Prospectus, the Company’s properties are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, (collectively, “Environmental Laws”), and the Company, the

Partnership and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Prospectus, neither the Company, the Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, the Partnership or any Subsidiary; or that the Company, the Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, the Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company, the Partnership and the Subsidiaries conduct Phase I environmental assessments on each of their properties at the time such property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnership and the Subsidiaries. None of the entities which prepared appraisals of the properties or Phase I environmental assessment reports with respect to such properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Partnership or any Subsidiary, and none of their directors, officers or employees is connected with the Company, the Partnership or any Subsidiary as a promoter, selling agent, director, officer or employee.
     (51) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a material adverse effect on the Company; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.
     (52) Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (53) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.
     (54) Sarbanes-Oxley Compliance. Other than late Section 16 filings, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (55) Lending Relationship. Except as disclosed in the Prospectus, neither of the Company or the Partnership (i) has any material lending or other relationship with any bank or lending affiliate of Merrill Lynch and (ii) intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Merrill Lynch.
     (56) Statistical and Market Related Data. Nothing has come to the attention of the Company, or the Partnership that has caused the Company or the Partnership to believe that the statistical and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (57) Compliance with Florida Law. Each of the Company, the Partnership and the Subsidiaries has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and none of the Company, the Partnership and the Subsidiaries nor any of their subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.
     (58) NYSE Compliance. The Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from the NYSE.
     (59) Proprietary Trading by Merrill Lynch. The Company acknowledges and agrees that Merrill Lynch has informed the Company that Merrill Lynch may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Merrill Lynch may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).
     (60) FINRA Matters. All of the information provided to Merrill Lynch or to counsel for Merrill Lynch by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 5510 or NASD Conduct Rule 2720 is true, complete and correct.
     (61) No Prohibition on Dividends by Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends or making any other distributions on such subsidiary’s capital stock, from repaying any debt owed to the Company or any of its other subsidiaries, or from transferring any of its property or assets to the Company or any of its other subsidiaries.
     (b) Certificates. Any certificate signed by any officer of the Company or the Partnership and delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company and the Partnership, as the case may be, to Merrill Lynch as to the matters covered thereby.
     SECTION 6. Sale and Delivery to Merrill Lynch; Settlement.
     (a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Merrill Lynch’s acceptance of the terms of a Placement Notice or upon receipt by Merrill Lynch of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Merrill Lynch, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Merrill Lynch will be successful in selling Placement Securities, (ii) Merrill Lynch will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Merrill Lynch to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Agreement and (iii) Merrill Lynch shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
     (b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Merrill Lynch at which such Placement Securities were sold, after deduction for (i) Merrill Lynch’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Merrill Lynch hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
     (c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Merrill Lynch’s or its designee’s account (provided Merrill Lynch shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Merrill Lynch will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold Merrill Lynch harmless against any loss, claim, damage, or expense (including legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Merrill Lynch any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
     (d) Denominations; Registration. Certificates for the Securities, if any, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day before the Settlement Date. The certificates for the Securities, if any, will be made available for examination and packaging by Merrill Lynch in the City of New York not later than noon (New York City time) on the business day prior to the Settlement Date.

     (e) Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Merrill Lynch in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to Merrill Lynch in writing. Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.
     (f) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities shall only be effected by or through only one of Merrill Lynch or the Alternative Managers on any single given day, but in no event by more than one, and the Company shall in no event request that Merrill Lynch and any of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
     SECTION 7. Covenants of the Company and the Partnership. The Company and the Partnership jointly and severally covenant and agree with Merrill Lynch as follows:
     (a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Merrill Lynch under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act Regulations), (i) the Company will notify Merrill Lynch promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Merrill Lynch’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Merrill Lynch’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Merrill Lynch (provided, however, that the failure of Merrill Lynch to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Merrill Lynch’s right to rely on the representations and warranties made by the Company or the Partnership in this

Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Merrill Lynch within a reasonable period of time before the filing and Merrill Lynch has not reasonably objected thereto (provided, however, that the failure of Merrill Lynch to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Merrill Lynch’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Merrill Lynch at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act Regulations (without reliance on Rule 424(b)(8) of the Securities Act Regulations).
     (b) Notice of Commission Stop Orders. The Company will advise Merrill Lynch, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
     (c) Delivery of Registration Statement and Prospectus. The Company will furnish to Merrill Lynch and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Merrill Lynch may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Merrill Lynch or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Merrill Lynch to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Merrill Lynch such number of copies of such amendment or supplement as Merrill Lynch may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Merrill Lynch, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
     (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act Regulations.
     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

     (h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Merrill Lynch under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
     (i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
     (j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act Regulations), will (1) comply with all provisions of the Securities Act and Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.
     (k) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide Merrill Lynch notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus or (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such plan is disclosed to Merrill Lynch in advance.
     (l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Merrill Lynch promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Merrill Lynch pursuant to this Agreement.
     (m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Merrill Lynch or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Merrill Lynch may reasonably request.
     (n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through

Merrill Lynch, the Net Proceeds to the Company and the compensation payable by the Company to Merrill Lynch during the relevant quarter.
     (o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time the Securities are delivered to Merrill Lynch as principal on a Settlement Date and (1) each time the Company:
     (i) files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;
     (ii) files an annual report on Form 10-K under the Exchange Act;
     (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or
     (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act, or
(2) at any other time reasonably requested by Merrill Lynch (each date of filing of one or more of the documents referred to in clauses (1) and any time of request pursuant to clause (2) shall be a “Representation Date”);
     each of the Company and the Partnership shall furnish Merrill Lynch with a certificate, in the form attached hereto as Exhibit F-1 and Exhibit F-2, respectively, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Merrill Lynch with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Merrill Lynch sells any Placement Securities, the Company and the Partnership shall provide Merrill Lynch with a certificate, in the form attached hereto as Exhibit F-1 and Exhibit F-2, respectively, dated the date of the Placement Notice (each, a “Catch-up Date”).
     (p) Legal Opinions.
     (1) On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time the Securities are delivered to Merrill Lynch as principal on a Settlement Date, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F-1 and Exhibit F-2 for which no waiver is applicable and on each Catch-up Date, the Company shall cause to be furnished to Merrill Lynch a written opinion of (1) Jaeckle Fleischmann & Mugel, LLP, counsel for the Company and (2) DLA Piper LLP (US), special Maryland counsel to the Company (collectively, “Company Counsel”), or other counsel satisfactory to Merrill Lynch, in form and substance satisfactory to Merrill Lynch and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit E-1 and Exhibit E-2, with respect to Jaeckle Fleischmann & Mugel, LLP and Exhibit E-3, with respect to the opinion of DLA Piper LLP (US), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Merrill Lynch with a letter (a “Reliance Letter”) to the effect that Merrill Lynch may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
     (2) On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time the Securities are delivered to Merrill Lynch as principal on a Settlement Date, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F-1 and Exhibit F-2 for which no waiver is applicable and on each Catch-up Date, Merrill Lynch shall have received the opinion of Hunton & Williams LLP, counsel to Merrill Lynch (“Agent Counsel”), dated as of such date, in customary form and substance satisfactory to Merrill Lynch.
     (q) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time the Securities are delivered to Merrill Lynch as principal on a Settlement Date, within three (3) Trading Days of each Representation Date with respect to which each of the Company and the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F-1 and Exhibit F-2, respectively, for which no waiver is applicable and on each Catch-up Date, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Managers letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     (r) Market Activities. Neither the Company nor the Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Merrill Lynch; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.
     (s) Insurance. The Company and its subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.
     (t) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
     (u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
     (v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
     (w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act Regulations) approved in advance in writing by the Company and Merrill Lynch in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Merrill Lynch in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Merrill Lynch as principal or agent hereunder.
     (x) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
     (y) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify Merrill Lynch and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
     (z) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT.
     SECTION 8. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Merrill Lynch of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Merrill Lynch, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Merrill Lynch, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for Merrill Lynch in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to Merrill Lynch of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to Merrill Lynch of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) if an aggregate number of shares having at least an aggregate offering price of $20,000,000 have not been offered and sold under this Agreement or any Alternative Distribution Agreement by the eighteen month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) the (“Determination Date”), the Company shall reimburse Merrill Lynch, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and Morgan Keegan & Company, Inc. (the “Managers”) for their out-of-pocket fees and disbursements of counsel incurred by them in connection with the offering contemplated by this Agreement and the Alternative Distribution Agreements (“Expenses”); provided, however, the Company shall not be required to pursuant to this Section 8(a) to reimburse the Managers for their Expenses in excess of $125,000. The Expenses shall be divided among the Managers in amounts proportionate to the aggregate offering amount sold by each Manager under this Agreement and the Alternative Distribution Agreements, after taking into account the amount of Expenses actually paid by each Manager, and shall be due and payable by the Company to the Managers within five (5) business days of the Determination Date.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 9 or Section 13(a) hereof, the

Company shall reimburse Merrill Lynch for all of its out-of-pocket expenses, including the fees and disbursements of counsel for Merrill Lynch.
     SECTION 9. Conditions of Merrill Lynch’s Obligations. The obligations of Merrill Lynch hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Partnership contained in this Agreement or in certificates of any officer of the Company, the Partnership or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.
     (b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) No Misstatement or Material Omission. Merrill Lynch shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Merrill Lynch’s reasonable opinion is material, or omits to state a fact that in Merrill Lynch’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.
     (e) Opinion of Counsel for Company. Merrill Lynch shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
     (f) Opinion of Counsel for Merrill Lynch. Merrill Lynch shall have received the opinion of Agent Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
     (g) Representation Certificate. Merrill Lynch shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
     (h) Accountant’s Comfort Letter. Merrill Lynch shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such letter is required pursuant to Section 7(q).
     (i) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.
     (j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
     (k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Merrill Lynch shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
     (l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act Regulations to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
     (m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch effective immediately by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement,

Sections 5, 8, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.
     SECTION 10. Indemnification.
     (a) Indemnification by the Company and the Partnership. The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Content.
     (b) Indemnification by Merrill Lynch. Merrill Lynch agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein; and the Company hereby acknowledges that the only information that Merrill Lynch has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto) are the statements set forth in first sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus (collectively, the “Agent Content”).
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder and shall not relive it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Merrill Lynch; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 10 and in Section 11 hereof shall not affect any agreements among the Company with respect to indemnification of each other or contribution between themselves.
     SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Partnership on the one hand and Merrill Lynch on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Partnership on the one hand and of Merrill Lynch on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses.
     The relative benefits received by the Company or the Partnership on the one hand and Merrill Lynch on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discounts and commissions received by Merrill Lynch, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.
     The relative fault of the Company or the Partnership on the one hand and Merrill Lynch on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnership on the one hand or by Merrill Lynch on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Partnership and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 11, Merrill Lynch shall not be required to contribute any amount in excess of the discounts and commissions received by Merrill Lynch in connection with the Securities underwritten by it and distributed to the public.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 11, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Merrill Lynch, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Merrill Lynch or controlling person, or by or on behalf of the Company or the Partnership, and shall survive delivery of the Securities to Merrill Lynch.
     SECTION 13. Termination of Agreement.
     (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, which individually or in the aggregate, in the sole judgment of Merrill Lynch is material and adverse and makes it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. Federal or New York authorities.
     (b) Termination by the Company. The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.

     (c) Termination by Merrill Lynch. Merrill Lynch shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
     (d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through (1) Merrill Lynch on the terms and subject to the conditions set forth herein or any Placement Notice or (2) the Alternative Managers through the Alternative Distribution Agreements on the terms and subject to the conditions set forth therein or any Placement Notice.
     (e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(m), 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
     (f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of such notice by Merrill Lynch or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
     (g) Liabilities. If this Agreement is terminated pursuant to Section 9(m) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof shall survive such termination and remain in full force and effect.
     SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to Merrill Lynch at Merrill Lynch Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention of Equity Syndicate; with copy to (which shall not constitute notice): Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, fax no. 804-343-4580, Attention of David C. Wright, Esq. Notices to the Company shall be directed to it at Parkway Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39201, fax no. 601-949-4077, Attention of J. Mitchell Collins, Chief Financial officers; with copy to (which shall not constitute notice): Jaeckle Fleischmann & Mugel, LLP, Twelve Fountain Plaza, Buffalo, New York 14202-2292, fax no. 716-856-0432, Attention: Joseph P. Kubarek, Esq.
     SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon Merrill Lynch, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
     SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.
     “Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject including, without limitation, all Subject Instruments.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
     “FINRA” means the Financial Industry Regulatory Authority.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to Merrill Lynch for use in connection with the offering of the Securities.
     “NYSE” means the New York Stock Exchange.
     “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

     All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
     All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Merrill Lynch outside of the United States.
     SECTION 20. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Merrill Lynch, and Merrill Lynch represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Merrill Lynch or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.
     SECTION 21. Absence of Fiduciary Relationship. Each of the Company and the Partnership acknowledges and agrees that:
     (a) Merrill Lynch is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Merrill Lynch, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Merrill Lynch has advised or is advising the Company or the Partnership on other matters, and Merrill Lynch has no obligation to the Company or the Partnership with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;
     (b) the public offering price of the Securities set forth in this Agreement was not established by Merrill Lynch;

     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) Merrill Lynch has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (e) it is aware that Merrill Lynch and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Partnership and Merrill Lynch has no obligation to disclose such interests and transactions to the Company or the Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and
     (f) it waives, to the fullest extent permitted by law, any claims it may have against Merrill Lynch for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Securities under this Agreement and agrees that Merrill Lynch shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Partnership, or either of their respective employees or creditors.
     SECTION 22. Research Analyst Independence. The Company acknowledges that Merrill Lynch’s research analysts and research department are required to be independent from the investment banking division and are subject to certain regulations and internal policies, and that Merrill Lynch’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Merrill Lynch with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advise communicated to the Company by Merrill Lynch’s investment banking divisions. The Company acknowledges that Merrill Lynch is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
[Signature Page Follows.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch, the Company and the Partnership in accordance with its terms.

Very truly yours, PARKWAY PROPERTIES, INC.
By	/s/ Steven G. Rogers
	Name:	Steven G. Rogers
	Title:	President and CEO

PARKWAY PROPERTIES LP By: Parkway Properties General Partners, Inc., its sole general partner

By	/s/ Steven G. Rogers
	Name:	Steven G. Rogers
	Title:	President and CEO

CONFIRMED AND ACCEPTED, as of the date first above written: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By	/s/ Jeff Horowitz
Authorized Signatory

EXHIBIT C
COMPENSATION
     Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) shall be paid compensation equal to 2% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement (the “Base Commission”).
     In addition to the Base Commission, in the event that Merrill Lynch, or any Alternative Managers pursuant to an Alternative Distribution Agreement, sells on behalf of the Company a number of Placement Securities having an aggregate offering price equal to or greater than $20,000,000 in a block trade approved by the Pricing Committee (the “Committee”) of the Company’s Board of Directors (each an, “Eligible Trade”), then each of Merrill Lynch and the Alternative Managers shall receive from the Company compensation in an aggregate amount (which aggregate amount shall be allocated 26.667% to each of Well Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and 20.0% to Morgan Keegan & Company, Inc.) equal to the Incentive Commission Percentage multiplied by the gross proceeds from the sale of such Eligible Trade (the “Incentive Commission”). For purposes of this Agreement, “Incentive Commission Percentage” means an amount equal to 2.0%; provided, however, (i) the Incentive Commission Percentage shall be reduced to zero in the event the offering price of the Eligible Trade is at a discount of 2.0% or greater to the last reported sale price of the Common Stock on the trading date immediately prior to the Time of Sale applicable to the Eligible Trade or such lesser price determined by the Company and the Committee (the “Reference Price”) and (ii) in the event the offering price of the Eligible Trade is at a discount of between 0.1% and 1.99% of the Reference Price applicable to the Eligible Trade (the “Discount”), then the Incentive Commission Percentage shall be an amount equal to 2.0% less the Discount.